Exhibit 10.10

                                 FIRST AMENDMENT
                                     TO THE
                            PHELPS DODGE CORPORATION
                            SUPPLEMENTAL SAVINGS PLAN

     Effective as of January 1, 1997, Phelps Dodge Corporation (the "Company") adopted the Phelps Dodge Corporation Supplemental Savings Plan (the "Plan") as an amendment and restatement of the Supplemental Savings provisions of the Comprehensive Executive Nonqualified Retirement and Savings Plan of Phelps Dodge Corporation.

     By this First Amendment, the Company intends to amend the Plan to change certain election provisions of the Plan.

     1. The provisions of this First Amendment shall be effective as of January 1, 1999 unless otherwise specified below. This First Amendment shall amend only the provisions of the Plan as set forth herein, and those provisions not expressly amended hereby shall be considered to remain in full force and effect.

     2. Section 3.3 of the Plan is hereby amended and restated in its entirety to provide as follows:

3.3  REVISED ELECTIONS.

     A Participant must file a new election form prior to the beginning of each Plan Year which shall set forth the amount or rate of his Deferral Contributions for the new Plan Year and also shall characterize the Deferral Contributions as either Regular or Special Purpose Deferral
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Contributions. If Special Purpose Deferral Contributions are being made, the new election form also shall set forth the Distribution Date or Distribution Dates for such Contributions. The new amount or rate of Deferral Contributions will only apply to Deferral Contributions made for the relevant Plan Year and the new form must be filed at least 30 days (or such other period specified by the Plan Administrator pursuant to rules of uniform application) before the first day of such Plan Year. Effective for Plan Years commencing on or after January 1, 1998, a Participant may change the method of distributions or the timing of the commencement of distributions of Regular Deferral Contributions at any time by filing the appropriate form as prescribed by the Plan Administrator. The new election will be honored only if the appropriate form is filed at least one (1) year prior to the Participant's termination of employment. A Participant may not change the Distribution Date for Special Purpose Deferral Contributions that are made prior to the date on which a new election form is effective. In a new election form, however, the Participant may designate a different or additional Distribution Date for Special Purpose Deferral Contributions to be made in the future.

     3. Section 8.1(a) of the Plan is hereby amended and restated in its entirety to provide as follows:

          (a) GENERAL. With the exception of the distribution or withdrawal of amounts pursuant to Article V and the distribution of amounts pursuant to
     Section 8.1(b), no distributions will be made to a Participant prior to the Participant's death or termination of employment with the Company and all Affiliates. Subject to the provisions of Section 5.1, which deals with the distribution of the Special Purpose Deferral Contributions subaccounts in a Participant's Deferral Contributions Account, following the Participant's death or termination of employment, distributions normally will be made as soon as possible and in any event shall commence within 60 days following the end of the Plan Year in which the Participant dies or terminates employment. As provided in Section 3.2 and Section 3.3, a Participant may elect in his initial or any revised election form to defer the receipt of distributions until the later of termination of employment or a
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     specified date. If such an election has been made (and, if the election was made in a revised election form, the election form has been in effect for the requisite period of time provided in Section 3.3), distributions to the Participant (or the Participant's Beneficiary in case of death) shall be postponed to the extent necessary to honor such election. Notwithstanding any other provision of this Section 8.1(a) to the contrary, in the event a Participant terminates employment with the Company and all Affiliates, and is subsequently rehired by the Company or any of its Affiliates within the same Plan Year, then the Participant shall not be eligible, on account of that termination, for a distribution pursuant to Section 8.1(a) (except for a distribution or withdrawal of amounts pursuant to Article V and the distribution of amounts pursuant to Section 8.1(b)). This distribution restriction in the event of a rehire applies whether or not the Employee is rehired within a classification eligible for participation in the Plan, or is otherwise excluded from Plan participation pursuant to Section 3.1.

     4. Section 8.2 of the Plan is hereby amended and restated in its entirety to provide as follows:

8.2  METHOD OF PAYMENT.

     Any payments from a Participant's Accounts shall be made either in a lump sum in cash, or in cash payments in substantially equal annual installments over a period certain not exceeding 10 years, such method of payment to be elected by the Participant in his initial election form or in any revised election form that has been in effect for the requisite period of time specified in Section
3.3. If installment payments are made, the provisions of Sections 6.2 and 6.3 shall continue to apply to the unpaid balance. Unless a Participant has affirmatively elected to receive payments in installments over a period of 10 years or less, the Participant's Accounts shall be distributed in one lump sum. If a Participant is married at the time an election form or a revised election form is filed, an election to receive payments in other than lump sum shall be ineffective unless the Participant's spouse consents to such election on a form prescribed by or acceptable to the Plan Administrator for that purpose. Notwithstanding any
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provision of this Plan to the  contrary,  if the value of all  benefits  payable
pursuant  to  this  Plan  to  a  Participant  or  any   Beneficiary,   upon  the
Participant's termination of employment or death, amounts to the sum of $10,000 or less, the Plan Administrator, regardless of any elections made by the Participant, shall direct the Trustee to pay the benefits in the form of a single lump sum distribution.

     IN WITNESS WHEREOF, PHELPS DODGE CORPORATION has caused this First Amendment to be duly executed as of this day of _____________ 1999.


                                        PHELPS DODGE CORPORATION


                                        By:
                                            ------------------------------------
                                            Vice President, Human Resources